Exhibit 10.4

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of this March 28, 2017, by and among each of the undersigned subordinated lenders listed on the signature pages hereto as “Subordinated Creditors” (collectively, “Subordinated Creditor”), AGRITECH WORLDWIDE, INC., a Nevada corporation, (“Company”), Jonathan Kahn and Mo Garfinkle (collectively, “Senior Lenders”), and Jonathan Kahn, as Agent for the Senior Lenders (in such capacity “Agent”).

R E C I T A L S

A.        The Company and Senior Lenders have entered into that certain Promissory Note of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the “Senior Note”) pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Note, to make certain loans and financial accommodations to the Company. All of the Company’s obligations to Agent and Senior Lenders under the Senior Note are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of the Company (the “Collateral”) pursuant to and in accordance with that certain Security Agreement, dated as of the date hereof, between the Company and Agent (the “Security Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Senior Note.

B.       Subordinated Creditor has extended credit to the Company pursuant to that certain Loan and Security Agreement, dated as of February 1, 2017, by and among the Subordinated Creditor and the Company (the “Subordinated Loan Agreement”). All of the Company’s obligations evidenced by the Subordinated Debt (as hereinafter defined) are secured by liens on and security interests in the Collateral.

C.       As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to consummate the transactions contemplated by the Senior Loan Documents (as hereinafter defined), Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Creditor and the Company in order to set forth the relative rights and priorities of Agent, Senior Lenders and Subordinated Creditor under the Senior Debt Documents and the Subordinated Debt Documents (as hereinafter defined).

NOW, THEREFORE, in order to induce Agent and Senior Lenders to consummate the transactions contemplated by the Senior Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.       Definitions. The following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Collateral” shall have the meaning set forth in the Recitals hereto.

“Distribution” means, with respect to any indebtedness or obligation: (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation; (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person; or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.

“Enforcement Action” shall mean: (a) to take from or for the account of the Company or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company or any such guarantor with respect to the Subordinated Debt; (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Company or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt; (c) to accelerate the Subordinated Debt; (d) to exercise any put option or to cause the Company or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document; (e) to notify account debtors or directly collect accounts receivable or other payment rights of the Company or any such guarantor; or (f) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Company or any such guarantor.

“Paid in Full” and “Payment in Full” means that: (a) all Senior Debt has been indefeasibly paid in full in cash; (b) all commitments to lend under the Senior Debt Documents have been terminated and no Person has any further right to obtain loans or other extensions of credit under the Senior Debt Documents; and (c) any costs, expenses and contingent indemnification obligations which are not yet due and payable but with respect to which a claim is pending or may reasonably be expected to be asserted under the Senior Debt Documents are (i) backed by standby letters of credit (issued by a bank, and in form and substance acceptable to Senior Lenders) or (ii) cash collateralized, in each case, as reasonably required by Senior Lenders and in an amount reasonably estimated by Senior Lenders to be the amount of costs, expenses and such contingent indemnification obligations which may become due and payable.

“Permitted Subordinated Debt Payments” means none.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Refinancing Senior Debt Documents” shall mean any financing documentation which replaces the Senior Loan Documents and pursuant to which the Senior Debt under the Senior Loan Documents are refinanced, as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement.

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Company or any guarantor from time to time owed to Agent or any Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Document is outstanding.

“Senior Debt Documents” shall mean the Senior Loan Documents and, after any refinancing of the Senior Debt under the Senior Loan Documents, the Refinancing Senior Debt Documents.

“Senior Loan Documents” shall mean the Senior Note, the Security Agreement, and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

“Subordinated Debt” shall mean all of the obligations of the Company or any guarantor to Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Debt Documents and any other debt obligations of the Company to Subordinated Creditor.

“Subordinated Debt Documents” shall mean the Subordinated Loan Agreement, any warrants, any guaranty with respect to the Subordinated Debt, any security agreement or other collateral document securing the Subordinated Debt or perfecting a security interest that secures the subordinated debt, and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

“Uniform Commercial Code” shall mean the Uniform Commercial Code, as enacted in the applicable jurisdiction.

2.       Subordination.

2.1      Subordination of Subordinated Debt to Senior Debt. Company covenants and agrees, and Subordinated Creditor by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of all Senior Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

2.2     Liquidation, Dissolution, Bankruptcy. Prior to Payment in Full of all Senior Debt, in the event of any Proceeding involving the Company or any Subsidiary of the Company:

(a)   All Senior Debt shall first be Paid in Full before any Distribution, whether in cash, securities or other property, shall be made to Subordinated Creditor on account of any Subordinated Debt.

(b)   Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Senior Lenders (to be held and/or applied by Senior Lenders in accordance with the terms of the Senior Debt Documents) until all Senior Debt is Paid in Full. Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Lenders. Subordinated Creditor also irrevocably authorizes and empowers Senior Lenders, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

(c)   Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt.

(d)   Subordinated Creditor agrees that Agent and Senior Lenders may consent to the use of cash collateral or provide financing to the Company on such terms and conditions and in such amounts as Agent and Senior Lenders, in their sole discretion, may decide and, in connection therewith, the Company may grant to Agent and Senior Lenders liens and security interests upon all of the property of the Company, which liens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Senior Lenders during such Proceeding and (ii) shall be superior in priority to the liens and security interests, if any, in favor of Subordinated Creditor on the property of the Company. Subordinated Creditor agrees that it will not object to any of the foregoing. Subordinated Creditor agrees that it will: (x) not seek to provide financing to the Company in any Proceeding; (y) support, and not object to or oppose any sale or other disposition of any property (or any process pertaining to such sale or other disposition of any property) securing all of any part of the Senior Debt free and clear of security interests, liens or other claims of Subordinated Creditor under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code or applicable law if Agent and Senior Lenders have consented to such sale or disposition and are releasing their security interests and liens as well; and (z) not propose, seek and/or support confirmation of any plan to which Agent has not consented to in writing; Subordinated Creditor agrees to object to and vote to reject confirmation of any plan which Agent has objected to and/or rejected in writing. Subordinated Creditor agrees not to assert any right it may have to “adequate protection” of Subordinated Creditor’s interest in any Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of Agent. Subordinated Creditor waives any claim it may now or hereafter have arising out of Agent’s or Senior Lenders’ election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by Borrower, as debtor in possession. Subordinated Creditor further agrees that it will not seek to participate or participate on any creditor’s committee without Agent’s prior written consent.

(e)   Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of Subordinated Creditor to do so prior to 15 days before the expiration of the time to vote any such claim; provided Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Agent votes any claim in accordance with the authority granted hereby, Subordinated Creditor shall not be entitled to change or withdraw such vote.

(f)    The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

2.3      Subordinated Debt Payment Restrictions. Notwithstanding the terms of the Subordinated Debt Documents, Company hereby agrees that it may not make, and Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is Paid in Full, other than Permitted Subordinated Debt Payments.

2.4      Subordinated Debt Standstill Provisions. Until the Senior Debt is Paid in Full, Subordinated Creditor shall not, without the prior written consent of Agent and Senior Lenders, take any Enforcement Action with respect to the Subordinated Debt. Notwithstanding the foregoing, Subordinated Creditor may file proofs of claim against the Company in any Proceeding involving such Company. Any Distributions or other proceeds of any Enforcement Action obtained by Subordinated Creditor in violation of the foregoing prohibition shall in any event be held in trust by it for the benefit of Agent and Senior Lenders and promptly paid or delivered to Senior Lenders in the form received until all Senior Debt is Paid in Full.

2.5      Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by the Company or accepted by Subordinated Creditor under this Agreement is made and received by Subordinated Creditor, such Distribution shall not be commingled with any of the assets of Subordinated Creditor, shall be held in trust by Subordinated Creditor for the benefit of Agent and Senior Lenders and shall be promptly paid over to Senior Lenders for application to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.

2.6      Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release Liens. Until the Senior Debt has been Paid in Full, any liens and security interests of Subordinated Creditor in the Collateral shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Agent and Senior Lenders in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests. Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of Agent and Senior Lenders in the Collateral securing the Senior Debt. In the event that Senior Lenders release or agree to release any of their liens or security interests in the Collateral in connection with the sale or other disposition thereof or any of the Collateral is sold, disposed of or retained pursuant to a foreclosure or similar action, Subordinated Creditor shall (or shall cause its agent to), upon Agent’s request, promptly execute and deliver to Agent such termination statements and releases as Agent shall reasonably request to effect the termination or release of the liens and security interests of Subordinated Creditor in such Collateral. In furtherance of the foregoing, Subordinated Creditor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of Subordinated Creditor and in the name of Subordinated Creditor or otherwise, to execute and deliver any document or instrument which Subordinated Creditor may be required to deliver pursuant to this Section 2.6.

2.7     Application of Proceeds from Sale or other Disposition of the Collateral. In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Debt Documents or as otherwise consented to by Agent and Senior Lenders until such time as the Senior Debt is Paid in Full.

2.8    Sale, Transfer or other Disposition of Subordinated Debt.

(a)       Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document unless (i) prior to the consummation of any such action, the transferee thereof shall execute and deliver to Agent an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Agent and Senior Lenders arising under this Agreement, (ii) each transferee is a Permitted Transferee and (iii) following the consummation of any such action, there shall be no more than three holders of the Subordinated Debt. As used herein, a Permitted Transferee means (x) a Family Member of Subordinated Creditor, (y) a trust solely for the benefit of Subordinated Creditor or of a Family Member of Subordinated Creditor, but only if the trust is eligible to be a shareholder of an S corporation under section 1361 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder and (z) the estate of a deceased Subordinated Creditor. As used herein, a Family Member means, with respect to a natural person, his or her spouse, his or her children, his or her parents, and any descendant of his or her parents, including those related by adoption, and any spouse of any of the foregoing individuals.

(b)       Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt in violation of the foregoing prohibition, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 10 hereof.

2.9      Legends. Until the termination of this Agreement in accordance with Section 16 hereof, Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of any Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

“This instrument and the rights and obligations evidenced hereby and any security interests or other liens securing such obligations are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated as of March 28, 2017 among Morris Garfinkle and Jonathan Kahn, as Senior Lenders, Agritech Worldwide, Inc. (“Company”) and GKS Funding LLC, Susan A. Stone and Roger Stone, as Subordinated Creditor, to the indebtedness (including interest) owed by the Company, and the security interests or other liens securing such indebtedness, pursuant to that certain Promissory Note dated as of March 28, 2017 among the Company, and Senior Lenders, as such Promissory Note has been and hereafter may be amended, supplemented, restated or otherwise modified from time to time and to indebtedness refinancing the indebtedness under such agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

3.       Modifications.

3.1      Modifications to Senior Debt Documents. Senior Lenders may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.

3.2     Modifications to Subordinated Debt Documents. Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, Subordinated Creditor shall not, without the prior written consent of Agent and Senior Lenders, agree to any amendment, modification or supplement to the Subordinated Debt Documents the effect of which is to (a) increase the maximum principal amount of the Subordinated Debt or rate of interest (or cash pay rate of interest) on any of the Subordinated Debt, (b) change the dates upon which payments of principal or interest on the Subordinated Debt are due, (c) change or add any event of default or any covenant with respect to the Subordinated Debt, (d) change any redemption or prepayment provisions of the Subordinated Debt, (e) alter the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other indebtedness, (f) take or perfect any other liens or security interests in any assets of the Company or any guarantor of the Subordinated Debt or (g) change or amend any other term of the Subordinated Debt Documents if such change or amendment would increase the obligations of the Company or any guarantor of the Subordinated Debt or confer additional material rights on Subordinated Creditor or any other holder of the Subordinated Debt in a manner adverse to the Company, any such guarantor or Senior Lenders.

4.       Waiver of Certain Rights by Subordinated Creditor.

4.1      Marshaling. Subordinated Creditor hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Agent or Senior Lenders to marshal any property of the Company or any guarantor of the Senior Debt for the benefit of Subordinated Creditor.

4.2      Rights Relating to Agent’s Actions with respect to the Collateral. Subordinated Creditor hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Agent or Senior Lenders from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, Subordinated Creditor hereby agrees (a) that it has no right to direct or object to the manner in which Agent and Senior Lenders apply the proceeds of the Collateral resulting from the exercise by Agent and Senior Lenders of rights and remedies under the Senior Debt Documents to the Senior Debt and (b) that Agent has not assumed any obligation to act as the agent for Subordinated Creditor with respect to the Collateral. Agent shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral until the Senior Debt is Paid in Full. In exercising rights and remedies with respect to the Collateral, Agent and Senior Lenders may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as it or they may determine in the exercise of its or their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. In conducting any public or private sale under the Uniform Commercial Code, Agent shall give the Subordinated Creditor such notice of such sale as may be required by the applicable Uniform Commercial Code; provided, however, that 10 days’ notice to solely Subordinated Creditor shall be deemed to be commercially reasonable notice.

5.       Representations and Warranties.

5.1     Representations and Warranties of Subordinated Creditor. Subordinated Creditor hereby represents and warrants to Agent and Senior Lenders that as of the date hereof: (a) the Subordinated Creditor has the legal capacity and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by the Subordinated Creditor will not violate or conflict with any material agreement binding upon the Subordinated Creditor, or any law, regulation or order or require any consent or approval which has not been obtained; (c) the Subordinated Creditor has delivered Agent a true, correct and complete executed copy of each Subordinated Debt Document; (d) this Agreement is the legal, valid and binding obligation of the Subordinated Creditor, enforceable against the Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; and (e) the Subordinated Creditor is the sole owner, beneficially and of record, of the rights and obligations under the Subordinated Debt Documents and of the Subordinated Debt.

5.2     Representations and Warranties of Senior Lenders. Each Senior Lender hereby represents and warrants to Subordinated Creditor that as of the date hereof: (a) such Senior Lender has the legal capacity and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by such Senior Lender will not violate or conflict with any material agreement binding upon such Senior Lender or any law, regulation or order or require any consent or approval which has not been obtained; and (c) this Agreement is the legal, valid and binding obligation of such Senior Lender, enforceable against such Senior Lender in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

5.3      Representations and Warranties of Agent. Agent hereby represents and warrants to Subordinated Creditor that as of the date hereof: (a) Agent has the legal capacity and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by Agent will not violate or conflict with any material agreement binding upon Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (c) this Agreement is the legal, valid and binding obligation of Agent, enforceable against Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

6.      Subrogation. Until all Senior Debt is Paid in Full, Subordinated Creditor shall be subrogated to the rights of Agent and Senior Lenders to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full. Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by Subordinated Creditor in trust as property of the holders of the Senior Debt and Subordinated Creditor shall forthwith deliver the same to Agent for the benefit of Senior Lenders for application to the Senior Debt until the Senior Debt is Paid in Full. A Distribution made pursuant to this Agreement to Agent or Senior Lenders which otherwise would have been made to Subordinated Creditor is not, as between the Company and Subordinated Creditor, a payment by the Company to or on account of the Senior Debt.

7.       Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent, Senior Lenders and Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

8.       Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

9.       Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to Subordinated Creditor:

GKS Funding LLC

2550 N. Lakeview Avenue

Unit S2206

Chicago, IL 60614

Attention: Mo Garfinkle

Facsimile No.: ________

With a copy to:

Greenberg Traurig, LLP

77 West Wacker Drive, Suite 3100

Chicago, Illinois 60601

Attention: Andrew R. Cardonick, Esq.

Facsimile No.: (312) 899-0447

If to the Company:

Agritech Worldwide, Inc.

1011 Campus Drive

Mundelein, Illinois 60060

Attention: Jonathan Kahn

Facsimile No.: ________

With a copy to:

Chrysler Building

405 Lexington Avenue

26th Floor, New York, New York 10174

Attention: Leslie Marlow

Facsimile No.: (212) 208-4657

If to Agent or Senior Lenders:

Mo Garfinkle

13783 East Gail Road

Scottsdale, AZ 85259

Attention: Mo Garfinkle

Email:

Telephone:

Facsimile No:

With a copy to:

Jonathan Kahn

1011 Campus Drive

Mundelein, Illinois 60060

Attention: Jonathan Kahn

Email:

Telephone: (847) 549-6002

Facsimile No:

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 9.

10.    Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, Senior Lenders, Subordinated Creditor and the Company. To the extent permitted under the Senior Debt Documents, Senior Lenders may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

11.    Relative Rights. This Agreement shall define the relative rights of Agent, Senior Lenders and Subordinated Creditor. Nothing in this Agreement shall (a) impair, as among the Company, Agent and Senior Lenders and as among the Company and Subordinated Creditor, the obligation of the Company with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Agent, Senior Lenders or Subordinated Creditor with respect to any other creditors of the Company.

12.    Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

13.    Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in a pdf or similar electronic file shall be effective as delivery of a manually executed counterpart hereof.

15.    Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

16.    Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the Senior Debt is Paid in Full after which this Agreement shall terminate without further action on the part of the parties hereto.

17.    Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Illinois, without regard to conflicts of law principles, except federal laws relating to national banks.

18.    CONSENT TO JURISDICTION. EACH OF SUBORDINATED CREDITOR AND THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO SENIOR LENDERS’ ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF SUBORDINATED CREDITOR AND THE COMPANY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF SUBORDINATED CREDITOR AND THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUBORDINATED CREDITOR AND THE COMPANY AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF SUBORDINATED CREDITOR, THE COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF SUBORDINATED CREDITOR OR THE COMPANY, AS APPLICABLE, FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). EACH OF SUBORDINATED CREDITOR AND THE COMPANY AGREES THAT AGENT’S OR SENIOR LENDERS’ COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. EACH OF SUBORDINATED CREDITOR AND THE COMPANY IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY SENIOR LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.

19.       WAIVER OF JURY TRIAL. SUBORDINATED CREDITOR, THE COMPANY, AGENT AND SENIOR LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH OF SUBORDINATED CREDITOR, THE COMPANY, AGENT AND SENIOR LENDERS ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF SUBORDINATED CREDITOR, THE COMPANY, AGENT AND SENIOR LENDERS WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

[Signatures Immediately Follow]

IN WITNESS WHEREOF, Subordinated Creditor, the Company, Agent and Senior Lenders have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITORS:

GKS FUNDING LLC

By:	/s/ Jonathan Kahn
Name:
Title:

SUSAN A. STONE

By:	/s/ Susan A. Stone

ROGER STONE

By:	/s/ Roger Stone

Signature Page to Subordination Agreement

COMPANY:

AGRITECH WORLDWIDE, INC.

By:	/s/ Jonathan Kahn
Name:	Jonathan Kahn
Title:	Chief Executive Officer

Signature Page to Subordination Agreement

SENIOR LENDERS:

JONATHAN KAHN

By:	/s/ Jonathan Kahn

MO GARFINKLE

By:	/s/ Mo Garfinkle

Signature Page to Subordination Agreement

AGENT:

JONATHAN KAHN, as Agent

By:	/s/ Jonathan Kahn

Signature Page to Subordination Agreement